Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of MagnaChip Semiconductor LLC (the “Company”) on Form 10-K/A for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sang Park, Chief Executive Officer and Chairman of the Board of Directors of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) Intentionally Omitted*.

/S/ SANG PARK
Sang Park Chief Executive Officer and Chairman

May 14, 2007

*	Paragraph 2, omitted here, is included in Exhibit 32.1 to the Annual Report on Form 10-K filed by MagnaChip Semiconductor LLC on March 30, 2007.